Exhibit 10.21

FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – NET DATED JANUARY 13, 2012 BY AND BETWEEN RGS PROPERTIES, AS LESSOR AND EXAGEN DIAGNOSTICS, INC., AS LESSEE, FOR THE PREMISES LOCATED AT 1261 LIBERTY WAY, SUITE C, CALIFORNIA.

Lessor and Lessee mutually agree to amend the lease as follows effective December 1, 2013:

Paragraph 1.2 (Premises):

The premises shall be expanded to include suite C and suite B for a combined size of approximately 14,438 SF.

Paragraph 1.2 (b) (Parking):

Parking spaces shall be increased to twenty nine (29) unreserved spaces.

Paragraph 1.6 (Lessee’s share of Common Area Operating Expenses):

This share shall be increased to fifty two point one four percent (52.14%)

Paragraph 1.7 (c) (Security Deposit):

Upon execution of this addendum, Lessee shall pay Lessor $5,700 as increased security deposit. The new total combined security deposit will be $13,200.00.

Paragraph 50 (Rent Schedule):

Base Rent shall be as follows:

Dates	Base Rent
December 1, 2013 - January 31, 2014	$8,806.74 per month
February 1, 2014 - January 31, 2015	$8,968.68 per month
February 1, 2015 - January 31, 2016	$9,237.72 per month
February 1, 2016 - January 31, 2017	$9,514.85 per month

Paragraph 56 (HVAC):

This paragraph shall apply to the expansion space in suite B the same as it did to suite C when the original lease was executed. Additionally, and prior to delivery of the Expansion Premises, Lessor shall hire a licensed HVAC contractor to inspect and service all HVAC units, make repairs as necessary, and provide Lessee a copy of report(s), reasonably acceptable to Lessee, ensuring the units are in good operating condition.

Paragraph 61 (Lessor Improvements to Expansion Premises):

Lessor, at Lessor’s sole cost shall complete the following improvements.

a) Create an opening/passage way between suites B & C.

b) Paint suite B existing office areas in Lessee selected color.

c) Steam clean carpets in suite B.

d) Remove tree in front of suite C and replace with a small palm tree.

Paragraph 62 (Carpet Replacement):

Lessee, at Lessee’ s sole expense, may elect to replace carpet in the office area of suite B. If Lessee elects to replace carpet, Lessor shall reimburse this carpet with an allowance not to exceed $12,000 if Lessee exercises their option to extend the lease. This allowance shall be applied as a rent credit of $4,000 per month in the first three (3) months of the extension lease term.

Option(s) to Extend:

Lessee’s Option to Extend, outlined in Paragraph 61 of the original Lease, shall hereby be expanded to include the Expansion Premises, Suite C.

All other terms and conditions of the existing Lease shall remain in full force and effect.

This addendum shall automatically expire if not executed by Lessor and Lessee on or before November 19, 2013.

AGREED AND ACCEPTED:

LESSOR:		LESSEE:
RGS Properties		Exagen Diagnostics, Inc.

By:		By:

By:		Title:
CEO

Date:	11/21/13	Date:	11/20/13